Filed Pursuant to Rule 433

Registration Statement No. 333-264388

May 22, 2024

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Bank of Montreal, the issuer of ETNs, has filed a registration statement (including a pricing supplement, a product supplement, a prospectus supplement and a prospectus) with the Securities and Exchange Commission (the "SEC") about the offering to which this free writing prospectus relates. Please read those documents and the other documents relating to this offering that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and this offering. These documents may be obtained without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in this offering will arrange to send the applicable pricing supplement, product supplement, prospectus supplement and prospectus if you so request by calling toll-free at 1-877-369-5412.
"S&P 500®" is a trademark of Standard & Poor's Financial Services LLC. The trademark has been sublicensed for certain purposes by Bank of Montreal.
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The ETNs are not suitable for all investors and intended to be daily trading tools for sophisticated investors. An investment in the ETNs is subject to significant risks. You should proceed with extreme caution in considering an investment in the ETNs.
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Introducing MAX™ S&P 500® 4X Leveraged Exchange Traded Notes.
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Bank of Montreal, the issuer of ETNs, has filed a registration statement (including a pricing supplement, a product supplement, a prospectus supplement and a prospectus) with the Securities and Exchange Commission (the "SEC") about the offering to which this free writing prospectus relates. Please read those documents and the other documents relating to this offering that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and this offering. These documents may be obtained without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in this offering will arrange to send the applicable pricing supplement, product supplement, prospectus supplement and prospectus if you so request by calling toll-free at 1-877-369-5412.
"S&P 500™" is a trademark of Standard & Poor's Financial Services LLC. The trademark has been sublicensed for certain purposes by Bank of Montreal.
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MAX
Exchange Traded Notes


Introducing MAX™ S&P 500® 4X Leveraged Exchange Traded Notes.
MAX
Exchange Traded Notes


Bank of Montreal, the issuer of ETNs, has filed a registration statement (including a pricing supplement, a product supplement, a prospectus supplement and a prospectus) with the Securities and Exchange Commission (the "SEC") about the offering to which this free writing prospectus relates. Please read those documents and the other documents relating to this offering that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and this offering. These documents may be obtained without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in this offering will arrange to send the applicable pricing supplement, product supplement, prospectus supplement and prospectus if you so request by calling toll-free at 1-877-369-5412.
"S&P 500®" is a trademark of Standard & Poor's Financial Services LLC. The trademark has been sublicensed for certain purposes by Bank of Montreal.
MAX
Exchange Traded Notes


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The ETNs are not suitable for all investors and intended to be daily trading tools for sophisticated investors. An investment in the ETNs is subject to significant risks. You should proceed with extreme caution in considering an investment in the ETNs.



Now trading: MAX™ S&P 500® 4X ETNs.

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